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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2003

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6305 El Camino Real, Carlsbad, California		92009
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (760) 931-5500

Not Applicable.
(Former name or former address, if changed since last report.)

Item 5.    Other Events.

        On June 2, 2003, we announced that we had entered into an agreement with Anacomp, Inc., or Anacomp, pursuant to which Anacomp agreed to become the exclusive provider of on-site maintenance, warranty and non-warranty services for customers who purchase new maintenance agreements for our legacy SANnet I product line. In addition, Anacomp has agreed to manage our non-warranty customers and be the exclusive distributor of spare parts for our legacy SANnet I and Lynx Array product lines. As part of the agreement, we sold SANnet I and Lynx Array inventory and related equipment, licenses and other assets to Anacomp for a minimum of $1.7 million, which is expected to be paid over two years. The amount of aggregate consideration may increase and payments may extend up to a total of three years if Anacomp meets certain revenue targets. The agreement with Anacomp is a continuation of our strategy that we initiated in 2002 to outsource manufacturing and enables us to better focus on our new SANnet II product line and our core competencies in research and development. The press release dated June 2, 2003 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

99.1    Press release of Dot Hill Systems Corp. dated June 2, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.
By:	/s/ PRESTON ROMM Preston Romm Chief Financial Officer, Treasurer and Secretary

Date: June 3, 2003

INDEX TO EXHIBITS

99.1    Press release of Dot Hill Systems Corp. dated June 2, 2003.

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SIGNATURE
INDEX TO EXHIBITS